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                                                                    EXHIBIT 11.1

            UNITED COMPANIES FINANCIAL CORPORATION AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF EARNINGS PER SHARE

                                                                      YEAR ENDED DECEMBER 31,
                                                              ----------------------------------------
                                                                 1997           1996           1995
                                                              ----------     ----------     ----------
                                                              (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Basic Earnings Per Share
  Income from continuing operations.........................   $80,581        $86,192        $64,925
  Less: Income (loss) from discontinued operations..........    (5,981)        (4,532)         4,543
                                                               -------        -------        -------
  Net income................................................   $74,600        $81,660        $69,468
                                                               =======        =======        =======
  Weighted average number of common and common equivalent
     shares:
     Average common shares outstanding......................    28,013         27,929         27,854
     Add: Dilutive effect of preferred stock after
       application of
           "if converted" method............................     3,211          3,230          1,752
                                                               -------        -------        -------
                                                                31,224         31,159         29,606
                                                               =======        =======        =======
  Earnings (loss) per share:
     Income from continuing operations......................   $  2.58        $  2.77        $  2.19
     Income (loss) from discontinued operations.............      (.19)          (.15)           .16
                                                               -------        -------        -------
          Total.............................................   $  2.39        $  2.62        $  2.35
                                                               =======        =======        =======
Diluted Earnings Per Share
  Income from continuing operations.........................   $80,581        $86,192        $64,925
     Less: Income (loss) from discontinued operations.......    (5,981)        (4,532)         4,543
                                                               -------        -------        -------
          Total.............................................   $74,600        $81,660        $69,468
                                                               =======        =======        =======
  Weighted average number of common and all dilutive shares:
     Average common shares outstanding......................    28,013         27,929         27,854
     Add: Dilutive effect of stock options after application
       of treasury
           stock method.....................................       596            838            906
           Dilutive effect of preferred stock after
            application of
           "if converted" method............................     3,887          3,910          2,121
                                                               -------        -------        -------
                                                                32,496         32,677         30,881
                                                               =======        =======        =======
  Earnings (loss) per share:
     Income from continuing operations......................   $  2.48        $  2.64        $  2.10
     Income (loss) from discontinued operations.............      (.18)          (.14)           .15
                                                               -------        -------        -------
          Total.............................................   $  2.30        $  2.50        $  2.25
                                                               =======        =======        =======

     The weighted average anti-dilutive shares that were excluded from the computation of diluted earnings per share were 546,275, 69,836 and 10,646 for 1997, 1996 and 1995, respectively.